EXHIBIT 99.1



                                                                    NEWS RELEASE
CONTACTS:         Charles Cimitile
                  Chief Financial Officer
                  SPAR Group, Inc.
                  (914) 332-4100

                  Roger S. Pondel
                  PondelWilkinson Inc.
                  (323) 866-6006


           SPAR GROUP REPORTS FINANCIAL RESULTS FOR 2004 FIRST QUARTER

         TARRYTOWN, NY -- May 14, 2004 -- SPAR Group, Inc. (NASDAQ:SGRP) today reported financial results for the first quarter ended March 31, 2004.

         For the 2004 period, SPAR incurred a net loss of $790,000, equal to $0.04 per share, on net revenues of $12.8 million, compared with net income of $1.3 million, or $0.07 per diluted share, on net revenues of $18.7 million in the first quarter of 2003.

         "First quarter financial results showed improvement over the preceding quarter," said Robert G. Brown, SPAR Group's chairman and chief executive officer. "However, the company's performance as compared with the prior year's first quarter was impacted by the completion of a major project last year that did not recur this year and the loss of two key clients.

         "We continue to build for the future and believe that our acquisitions of product demonstration companies earlier this year and last year, our recruitment of former executives of National MegaForce, our recently announced joint venture in India and other international efforts will pay handsome dividends over time," Brown said. "In addition, we continue to make excellent progress enhancing efficiencies and implementing our cost reduction program, which we anticipate will continue for the balance of this year."

         "Our entire company is fully committed to returning SPAR to sustained profitability," Brown said. "Although the investments we are making today in product demos, local merchandising, international expansion and technology, including RFID, are currently contributing to our short-term losses, we believe these investments will help move the company forward and have a long-term positive impact on our results."

         SPAR Group, Inc. is a diversified international marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, in-store demonstrations, technology and research to manufacturers and retailers covering all product classifications and all classes of trade, including mass market, drug store, and grocery chains, throughout the United States and internationally.


Certain statements in this news release are forward-looking, including, but not limited to, benefits to be derived from the company's acquisition of in-store demonstration companies, recruitment, India joint venture, other international efforts, and programs to enhance efficiencies, reduce costs and stimulate revenue growth. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued technological superiority over its competitors, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information respecting certain of these and other factors that could effect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.


                                      # # #

                                 (Tables Follow)

                                SPAR Group, Inc.
                      Consolidated Statements of Operations
                                   (unaudited)
                     (in thousands, except per share data)

                                                                 Three Months Ended
                                                               ----------------------
                                                               March 31,     March 31,
                                                                 2004          2003
                                                               --------      --------
         Net revenues                                          $ 12,803      $ 18,739
         Cost of revenues                                         8,694        11,251
                                                               --------      --------
         Gross profit                                             4,109         7,488

         Selling, general and administrative expenses             4,967         4,943
         Depreciation and amortization                              362           378
                                                               --------      --------
         Operating (loss) income                                 (1,220)        2,167

         Interest expense                                            34            68
         Other expense                                                1            38
                                                               --------      --------
         (Loss) income before provision for income taxes         (1,255)        2,061

         (Benefit) provision for income taxes                      (465)          783
                                                               --------      --------

         Net (loss) income                                     $   (790)     $  1,278
                                                               ========      ========

         Basic/diluted net (loss) income per common share:

           Net (loss) income                                   $  (0.04)     $   0.07

         Weighted average common shares - basic                  18,859        18,841
                                                               ========      ========

         Weighted average common shares - diluted                18,859        19,443
                                                               ========      ========

                                SPAR Group, Inc.
                           Consolidated Balance Sheets
                                   (unaudited)
                (in thousands, except share and per share data)

                                                      March 31,    December 31,
                                                        2004          2003
                                                      --------      --------

ASSETS
Current assets:
   Cash and cash equivalents                          $      -      $      -
   Accounts receivable, net                             11,401        13,942
   Prepaid expenses and other current assets               964           415
   Deferred income taxes                                 1,873         1,305
                                                      --------      --------
Total current assets                                    14,238        15,662
Property and equipment, net                              2,038         2,099
Goodwill                                                 9,201         8,749
Deferred income taxes                                      434           434
Other assets                                               630           926
                                                      --------      --------
Total assets                                          $ 26,541      $ 27,870
                                                      ========      ========
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   $  2,596      $  1,445
   Accrued expenses and other current liabilities        2,220         4,367
   Accrued expense due to affiliates                     1,576           996
   Restructuring charges, current                          685           685
   Line of credit, short-term                            3,889         4,084
                                                      --------      --------
  Total current liabilities                           $ 10,966      $ 11,577


Other long-term liabilities                                275           270

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value:
     Authorized shares - 3,000,000
     Issued and outstanding shares - none                    -             -
   Common stock, $.01 par value:
     Authorized shares - 47,000,000
     Issued and outstanding shares -
      18,858,972 - March 31, 2004 and
      December 31, 2003                                    189           189
    Additional paid-in capital                          11,175        11,249
    Accumulated other comprehensive loss                    (8)           (7)
    Retained earnings                                    4,186         4,976
    Treasury stock                                        (242)         (384)
                                                      --------      --------
Total stockholders' equity                              15,300        16,023
                                                      --------      --------
Total liabilities and stockholders' equity            $ 26,541      $ 27,870
                                                      --------      --------